SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549

                ______________________________


                           Form 8-K

                        CURRENT REPORT


            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


                       May 29, 1998
                       ------------
                      Date of Report
                   (Date of earliest event
                          reported)


            SHURGARD STORAGE CENTERS, INC.
         ------------------------------------
      (Exact name of registrant as specified in its charter)

    Washington           0-23466            91-1603837
    ----------         ---------            ----------
 (State or other       (Commission        (IRS Employer
 jurisdiction of        File No.)       Identification No.)
 incorporation)

            1201 Third Avenue, Suite 2200
              Seattle, Washington  98101
            -----------------------------
(Address of principal executive offices, including zip code)

                    (206) 624-8100
                    ---------------
 (Registrant's telephone number, including area code)




                                       Exhibit Index on Page 4

Item 5. Other Events

     On May 29, 1998, Shurgard Storage Centers, Inc. ("Shurgard") completed the formation of a partnership with Fremont Realty Capital L.L.C. ("Fremont") relating to up to 16 properties Shurgard recently developed or expects to complete development of during 1998. A wholly owned subsidiary of Shurgard, Shurgard Development I, Inc. ("Shurgard Development"), and an affiliate of Fremont are the general partners of the partnership, with Shurgard Development having a 10% equity interest and the Fremont affiliate having a 90% equity interest in the Partnership. All major decisions by the Partnership require approval of both Shurgard Development and the Fremont affiliate. The Partnership has obtained a nonrecourse credit facility from a commercial bank of up to $51.1 million, secured by the properties owned by the Partnership.

     Under the terms of the agreements executed in connection with the formation of the Partnership, properties are contributed by Shurgard Development to the Partnership shortly after completion of development of the properties by Shurgard. Shurgard is reimbursed at cost for all expenses it incurred in developing the properties contributed to the Partnership (including a 5% reimbursement for internal costs). Six properties were contributed to the partnership on May 29, 1998, and a majority of the remaining properties are expected to be contributed in the next 90 days. The Partnership will be capitalized with approximately $73 million to fund the acquisition of the properties and Partnership operations.

     The Partnership has granted Shurgard an option to acquire all of the properties owned by the Partnership. The purchase option is exercisable at certain times between December 15, 2000 and December
31, 2002, depending upon the performance of the properties. The purchase price for the properties upon exercise of the option is based on a 9 1/4 capitalization rate applied to the net operating income of the properties for the three- or four-month period preceding the exercise of the option, annualized. However, Shurgard expects the effective capitalization rate for its purchase of the properties to be approximately 10% on the same trailing net operating income basis, based on the terms in the Partnership Agreement which increase Shurgard's sharing in proceeds to 20% after the partners receive a specified priority return.

     Under a Management Services Agreement between Shurgard and the Partnership, Shurgard will act as property manager for the properties owned by the Partnership, and Shurgard will receive a monthly management fee equal to the greater of $2,000 per property or 5% of gross revenues, as well as certain other fees relating to accounting and administrative services that Shurgard will perform on behalf of the Partnership.

     Assuming that Shurgard enters into arrangements similar to those described above for other properties it develops in 1998 and 1999, Shurgard expects that its FFO per share will grow 11% - 13% in 1999 over 1998. This expectation regarding FFO growth, and the expected effective capitalization rate for the properties acquired from the Partnership upon exercise of the purchase option, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act and are based on several assumptions. If any of these assumptions are not satisfied or prove to be incorrect, actual results could differ materially from those indicated in the forward-looking statements. The risks and uncertainties that may cause these forward-looking statements to prove to be incorrect include the risks that competition from new self storage facilities or other storage alternatives may cause rent to decline and may cause occupancy rates to drop or may cause delays in rent up of newly developed properties, Shurgard may experience increases in labor, taxes, marketing and other operating and construction expenses, and litigation may materially decrease late fee revenue. For a discussion of additional risks and other factors that could affect these forward-looking statements and Shurgard's financial performance, see Shurgard's Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission.

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits

Exhibit No.     Description
-----------     -----------
1.1             Partnership Agreement, dated April 28, 1998,
                between Shurgard Development I, Inc. and
                Fremont Storage Partners I, L.P. forming
                Shurgard/Fremont Partners I



                               SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            SHURGARD STORAGE CENTERS, INC.


Dated:  May 29, 1998
                            By /s/ Harrell Beck
                              ---------------------------
                             Harrell Beck, Chief Financial Officer




                             EXHIBIT INDEX


Exhibit No.     Description
-----------     -----------
1.1             Partnership Agreement, dated April 28, 1998,
                between Shurgard Development I, Inc. and
                Fremont Storage Partners I, L.P. forming
                Shurgard/Fremont Partners I